China VoIP & Digital Telecom Inc. Subsidiary Sponsored International Robot Match

2007 Yinquan Cup Robot Match of China & RoboCup China Open Successfully Celebrated

Jinan Yinquan Technology Co., Ltd, the wholly owned subsidiary of China VoIP & Digital Telecom Inc., today announced that the 2007 Yinquan Cup Robot Match of China & RoboCup China Open ("Contest") which was sponsored and titled by it, was successfully celebrated in Jinan, capital city of Shandong Province October 26 to 28.

The 2007 Yinquan Cup Robot Match is the largest one since its first celebration in 2002, and attracted 416 teams, consisting of more than 1,200 athletes from China, Germany, Japan, Iran, Hong Kong and other countries. The major Chinese media outlets (such as CCTV) and portal websites (such as SINA.COM) covered the match.

Jinan Yinquan participated in the contest as the exclusive title sponsor throughout its organization and publicity. By providing the Contest its WiFi network and VoIP telephone services, Jinan Yinquan's products and services received valuable exposure, enhancing the company's social reputation and providing wide recognition of its service brand.

And, thanks to the Contest, Jinan Yinquan has established significant relationships with the government, scientific research institutes and universities.

"The Contest is an innovative pageant, which fits in with Jinan Yinquan's fundamental philosophy of innovative development. We may say, the success of the Contest means it is also that of Jinan Yinquan. We were always expecting to see this win-win result," said Mr. Li Kunwu, President & CEO of China VoIP & Digital Telecom Inc.

About China VoIP & Digital Telecom Inc.
China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.

More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward-Looking Statements
Statements regarding the Company's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that the Company's proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also country risks associated with investing in China, including currency fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake Mining Inc. which outlined the company's current business for further information and factors that may affect China VoIP & Digital Telecom Inc.'s business and results of operations as well as the Company's form 10-QSB filed on August 15, 2007. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Michelle Wong
86-531-87027114
Email Contact: michellewong@yinquan.cn